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                                                                     EXHIBIT 5.1

                   [WALLER LANSDEN DORTCH & DAVIS LETTERHEAD]





                                February 4, 2004


Symbion, Inc.
40 Burton Hills Boulevard, Suite 500
Nashville, TN  37215

         Re:      Symbion, Inc.
                  Registration Statement on Form S-1 (No. 333-110555)

Ladies and Gentlemen:

         We are acting as counsel to Symbion, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 8,280,000 shares of the common stock, $.01 par value per share (the "Shares"), of the Company pursuant to the Company's registration statement on Form S-1 (No. 333-110555) (as it may hereafter be amended, the "Registration Statement") initially filed with the Securities and Exchange Commission on November 17, 2003.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinions expressed herein are solely for your benefit, and may be relied upon only by you.


                                   Very truly yours,


                                   /s/ Waller Lansden Dortch & Davis,
                                       A Professional Limited Liability Company